Exhibit 10.3

CONSULTING AGREEMENT- MINERALRITE Corporation

THIS CONSULTING AGREEMENT ("AGREEMENT") is entered into this 1st day of March, 2013, between MINERALRITE Corporation (MINERALRITE) and Lloyd McEwan (CONSULTANT), with the primary business relating to the consulting of operations located at 55 South Geneva Road, Linden, UT 84042 ;

1)
Lloyd McEwan shall provide consultation services for a period of 30 months at a consulting fee of $5,000 per month, for a total of $150.000. Initial fee payment shall begin on May 1, 2013 and occur on the first of each subsequent month for a total of 30 months.

2)
Additionally, Lloyd MeEwan shall be paid a fee of 5% of any NET Profits derived from sale of products and materials located on the Anderson Group-Geneva Steel property at Geneva Road, Lindon, UT 84042. The fee shall be paid within 15 days of the date the MINERALRITE receives their full payment from each transaction. This 5% fee shall continue to be paid indefinitely for all transactions that may occur for materials located on the Anderson Group-Geneva. Steel property.

Net profits shall be calculated after deducting all costs associated with the transaction, including employee costs directly associated with the project. MINERALRITE Management salaries and administrative costs associated with the transaction shall not exceed 15% of the gross profits.

Both the above stated compensations shall continue to be paid upon the death or disability of Consultant. The compensation shall be paid to the estate of Lloyd McEwan, in the event of death.

In consideration of the mutual covenants and AGREEMENTS contained herein, the adequacy of which is hereby acknowledged by each party, the parties hereby agree as follows:

1. Good Faith Negotiations.

MINERALRITE and GOLDFIELD acknowledge that each party has negotiated in good faith regarding all facts and representations.

2. Expenses

L.M.    G.P.

Each party agrees that it shall be responsible for the payment of its own investment banking, legal or other professional fees incurred in connection with creating this AGREEMENT and the proposed Transaction.

3. Intent Regarding Underlying Transaction.

It is the intent of the parties that this AGREEMENT shall facilitate the sharing of knowledge and network contacts by Consultant with Mineralrite.

4. Due Diligence

The parties have provided the necessary information to each other for review.

5. Confidentiality.

The terms of any prior Confidentiality Agreements shall remain in full force and effect.

6. Cooperation

The parties agree to cooperate with each other in structuring the sale in a mutually beneficial manner.

7. Governing Law-MEDIATION-Arbitration

This AGREEMENT shall be governed by and in accordance with the laws of the State of UTAH.

The Parties agree to negotiate in good faith to resolve any disputes, disagreements, questions, claims, or similar matters in regard to this AGREEMENT or any matter in regard to the relationship between the Parties. If such matters cannot be resolved by negotiations between the Parties, such matters shall he resolved by MEDIATION. Venue shall be set in Utah.

L.M.    G.P.

The parties may mutually agree to arbitration by a single arbitrator in accordance with rules set by such arbitrator and judgment upon any award may be entered in any court of competent jurisdiction. Venue of such arbitration shall be set in Utah. Either party may make a request for arbitration by filing the request in writing with the other party, for their agreement to Arbitrate. This provision for arbitration shall be an absolute bar to any other legal proceedings between the Parties hereto and the arbitrator's decision shall not be appealable.

8. Amendments.

This AGREEMENT may not be amended except in writing by the parties hereto.

9. Counterparts

This AGREEMENT may be executed in one or more counterparts, and all such counterparts taken together will constitute one and the same AGREEMENT. Fax. email and other form of electronic copies of documents shall be binding upon the parties, with original signature documents to follow.

10. Severabl ity

If any provision or section of this AGREEMENT is found to be invalid, the remaining provisions shall remain in full force and effect. Should one of the sections or provisions of this AGREEMENT, or any work phrase. sentence, clause, or paragraph thereof be declared invalid, illegal, or unenforceable in any respect by any federal, state, county, or municipal court or government, such validity, legality, and enforceability of the remaining sections and provisions hereof and any other applications thereof shall not in any way he affected or impaired hereby and will remain in full force and effect as if such invalid or illegal sections or provisions were omitted.

11. Waiver

No waiver of any breach of any condition, covenant, or AGREEMENT herein shall constitute a continuing waiver or a waiver of any subsequent breach of the same of any other condition, covenant, or AGREEMENT.

L.M.    G.P.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized officers as of the date first written above.

MINERALRITE

By:	/s/ Guy Peckham
Guy Peckham, President.

By:	/s/ Lloyd McEwan
Lloyd McEwan-CONSULTANT

L.M.    G.P.